Exhibit 99.1

FOR IMMEDIATE DISTRIBUTION

CONTACT:	Investor Relations 404-715-2170 Corporate Communications 404-715-2554, media@delta.com news archive at news.delta.com

Delta Air Lines Announces $158 Million Quarterly Profit and $1.4 Billion Annual Profit, Excluding Special Items
Reports GAAP quarterly profit of $19 million and annual profit of $593 million

ATLANTA, Jan. 18, 2011 – Delta Air Lines (NYSE:DAL) today reported financial results for the December 2010 quarter.  Key points include:

•	Delta’s net income for the December 2010 quarter was $158 million, or $0.19 per diluted share, excluding special items1. This is a $383 million improvement year over year.
•	Delta’s GAAP net income was $19 million, or $0.02 per diluted share, for the December 2010 quarter.
•	Delta’s net income for 2010 was $1.4 billion, excluding special items. Including $851 million in special items, Delta’s net income for 2010 was $593 million.
•
2010 results include $313 million in profit sharing expense, including $38 million in the December quarter, in recognition of Delta employees’ achievements toward meeting the company’s financial targets.

•	Delta’s adjusted net debt at the end of 2010 was $15.0 billion, a $2.0 billion reduction from prior year.
•	Delta ended 2010 with $5.2 billion in unrestricted liquidity.

“Our 2010 results are among the best in Delta’s history.  They would not have been possible without the dedication and determination of Delta employees worldwide and we are pleased we will pay more than $300 million in profit sharing for 2010,” said Richard Anderson, Delta’s chief executive officer.  “These results are a direct reflection of the success of our merger, cost discipline and debt reduction strategy and give us momentum to deal with the rising fuel prices we face in 2011.”

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Revenue Environment
Total operating revenue for the December 2010 quarter was $7.8 billion, an increase of $1.0 billion, or 14%, compared to the same period last year.

•	Passenger revenue increased 15%, or $889 million, compared to the prior year period on 7% higher capacity. Passenger unit revenue (PRASM) increased 8%, driven by a 9% improvement in yield.
•	Cargo revenue decreased 7%, or $17 million, due to the elimination of freighter operations, partially offset by higher volume and yield.
•	Other, net revenue increased 14%, or $112 million, primarily due to higher SkyMiles revenue and revenues from ancillary products and services.

Comparisons of revenue-related statistics are as follows:

		Increase (Decrease)
		4Q10 versus 4Q09
		Change	Unit
Passenger Revenue	4Q10 ($M)	YOY	Revenue	Yield	Capacity
Domestic	2,927	11%	5%	5%	6%
Atlantic	1,226	21%	8%	10%	12%
Pacific	721	47%	24%	26%	18%
Latin America	364	13%	19%	18%	(5) %
Total mainline	5,238	17%	8%	9%	8%
Regional	1,430	9%	9%	10%	0%
Consolidated	6,668	15%	8%	9%	7%

“Through the momentum we built in 2010, we expect to maintain our March quarter margins year over year despite more than $350 million in higher costs from the recent steep run-up in fuel prices,” said Ed Bastian, Delta’s president.  “Industry-wide fare increases, combined with growth in Delta’s ancillary products and services, will provide a more long-term, revenue-based solution to addressing the high fuel environment.”

Cost Performance
In the December 2010 quarter, operating expense increased $644 million year over year due to higher fuel price, volume- and revenue-related expenses, and profit sharing expense, which were partially offset by incremental merger cost synergies.

Consolidated unit cost (CASM2), excluding fuel, profit sharing and special items, decreased 2% in the December 2010 quarter on a year-over-year basis, on 7% higher capacity.  Consolidated CASM, including fuel, profit sharing and special items, increased 2%.

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Non-operating expense excluding special items decreased $67 million due to benefits from Delta’s debt reduction initiatives.  Including special items, non-operating expense was $36 million lower than in the December 2009 quarter.

Fuel Price and Related Hedges
Delta hedged 58% of its fuel consumption for the December 2010 quarter for an average fuel price3 of $2.47 per gallon.  The table below represents 2011 fuel hedges in place as of Jan. 14, 2011:

	1Q11	2Q11	3Q11	4Q11
Call options	15%	26%	20%	15%
Collars	19%	9%	12%	0%
Swaps	15%	6%	4%	2%
Total	49%	41%	36%	17%

Average crude call strike	$ 84	$ 87	$ 86	$ 87
Average crude collar cap	90	84	89	-
Average crude collar floor	75	73	76	-
Average crude swap	85	91	83	89

Liquidity Position
As of Dec. 31, 2010, Delta had $5.2 billion in unrestricted liquidity, including $3.6 billion in cash and short-term investments, and $1.6 billion in undrawn revolving credit facilities.  During the December 2010 quarter, operating cash flow was $318 million, driven by the company’s profitability partially offset by the normal seasonal decline in advance ticket sales.  Free cash flow was $52 million in the December 2010 quarter and $1.6 billion for the full year.

Cash used in investing during the quarter was $266 million, which included $178 million for investments in aircraft, parts and modifications, as the company began the previously announced investment in its fleet, including winglets, flat-bed seats and enhanced in-seat entertainment.

Debt payments in the December 2010 quarter were $1.3 billion and the company issued $987 million of debt, primarily to refinance a portion of its aircraft debt maturities.  During the quarter, Delta completed a $474 million debt offering and received $270 million in proceeds.  The remaining $204 million will be held in escrow until additional aircraft are refinanced, including 10 aircraft in Delta’s 2001-1 enhanced equipment trust certificates, which mature in September 2011.

At Dec. 31, Delta’s adjusted net debt was $15.0 billion, a $2.0 billion reduction from Dec. 31, 2009.

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“Through the hard work of the Delta team, we ended 2010 with flat non-fuel unit costs and a $2 billion reduction in adjusted net debt, meeting two of our key financial commitments for the year,” said Hank Halter, Delta’s chief financial officer.  “To mitigate the pressure on our business from higher fuel prices in 2011, we remain committed to maintaining a competitive cost structure and paying down debt.”

Company Highlights
Delta has a strong commitment to employees, customers and the communities it serves.  Key accomplishments in 2010 include:
•	Accruing more than $300 million in employee profit sharing, in recognition of the achievements of all Delta employees toward meeting the company’s financial targets;
•	Taking major steps toward resolving remaining representation issues, as Delta employees in five elections voted to keep the direct relationship and culture that Delta has maintained over the decades;
•
Implementing a more than $2 billion investment – Delta’s largest product investment in a decade – in improved products, services and airport facilities through 2013, including an expanded international terminal in New York-JFK; full flat-bed seats in BusinessElite and individual in-seat entertainment throughout both cabins on all transoceanic aircraft; expanding Wi-Fi to all two-class jets; and improving fuel efficiency by adding winglets to 44 more aircraft in Delta’s fleet;

•
Celebrating the 10th anniversary of SkyTeam; welcoming Vietnam Airlines and TAROM, Romania’s flag carrier, into SkyTeam; and supporting the applications of China Eastern, Aerolineas Argentinas and Garuda Indonesia to join SkyTeam;

•
Extending Delta’s reach through alliance and codeshare partnerships, including the addition of Alitalia to Delta’s industry-leading joint venture with Air France-KLM; signing a new codeshare agreement with Hawaiian Airlines that will offer Delta's customers access to connecting flights within the Hawaiian Islands; and announcing plans to codeshare with GOL airlines, a Brazilian carrier;

•
Expanding Delta’s network to offer customers the routes they want worldwide by announcing more frequencies between Delta’s U.S. gateways and London-Heathrow; new service to Tokyo-Haneda and the Pacific island of Palau; and increased service to Africa, Shanghai, Manila, Beijing, Guangzhou and Reykjavík, Iceland;

•	Launching a dedicated customer service channel enabling customers to contact Delta in real-time through @DeltaAssist on Twitter; and
•
Furthering Delta's commitment to the communities it serves by raising $1 million in donations for Martin Luther King Jr. National Memorial in Washington, D.C.; pledging $1 million to Atlanta's National Center for Civil and Human Rights and $2 million to Grady Health Foundation in Atlanta; and building houses with Habitat for Humanity in nine U.S. states and Chile.

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Special Items
Delta recorded special items totaling $139 million in the December 2010 quarter, including:
•	$88 million in merger-related expenses;
•	$31 million from a loss on extinguishment of debt; and
•	$20 million in costs related to the consolidation of operations at Cincinnati/Northern Kentucky International Airport.

Delta recorded special items totaling a net $200 million credit in the December 2009 quarter, including:
•	$121 million in primarily merger-related expenses; and
•	$321 million non-cash tax benefit related to the impact of fuel hedges in other comprehensive income.

March 2011 Quarter Guidance
Following are Delta’s projections for the March 2011 quarter.
1Q 2011 Forecast

Operating margin	1 – 3%
Fuel price, including taxes and hedges	$2.60
Capital expenditures	$375 million
Total liquidity at end of period	$5.3 billion

1Q 2011 Forecast (compared to 1Q 2010)

Consolidated unit costs – excluding fuel expense	Flat – up 2%

System capacity	Up 5 – 7%
Domestic	Flat – up 2%
International	Up 12 – 14%

Mainline capacity	Up 6 – 8%
Domestic	Flat – up 2%
International	Up 12 – 14%

Other Matters
Included with this press release are Delta’s unaudited Consolidated Statements of Operations for the three and twelve months ended Dec. 31, 2010 and 2009; a statistical summary for those periods; selected balance sheet data as of Dec. 31, 2010 and 2009; and a reconciliation of certain non-GAAP financial measures.

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About Delta

Delta Air Lines serves more than 160 million customers each year. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 357 destinations in 67 countries on six continents. Headquartered in Atlanta, Delta employs more than 75,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. A founding member of the SkyTeam global alliance, Delta participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia. Including its worldwide alliance partners, Delta offers customers more than 13,000 daily flights, with hubs in Amsterdam, Atlanta, Cincinnati, Detroit, Memphis, Minneapolis-St. Paul, New York-JFK, Paris-Charles de Gaulle, Salt Lake City and Tokyo-Narita. The airline’s service includes the SkyMiles frequent flier program, the world’s largest airline loyalty program; the award-winning BusinessElite service; and more than 50 Delta Sky Clubs in airports worldwide. Delta is investing more than $2 billion through 2013 in airport facilities and global products, services and technology to enhance the customer experience in the air and on the ground. Customers can check in for flights, print boarding passes, check bags and review flight status at delta.com.

Endnotes
1 Note A to the attached Consolidated Statements of Operations provides a reconciliation of non-GAAP financial measures used in this release and provides the reasons management uses those measures.
2 Delta excludes from consolidated unit cost ancillary businesses which are not related to the generation of a seat mile, including aircraft maintenance and staffing services which Delta provides to third parties, Delta’s vacation wholesale operations (MLT) and Delta’s dedicated freighter operations, which the company discontinued on Dec. 31, 2009. Management believes this classification provides a more consistent and comparable reflection of Delta’s consolidated operations.
3 Delta’s December 2010 quarter average fuel price of $2.47 per gallon reflects the consolidated cost per gallon for mainline and regional operations, including contract carrier operations, net of fuel hedge impact.

Forward-looking Statements

Statements in this news release that are not historical facts, including statements regarding our estimates, expectations, beliefs, intentions, projections or strategies for the future, may be “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995.  All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements.  These risks and uncertainties include, but are not limited to, the cost of aircraft fuel; the effects of a global recession; the effects of a global financial crisis; the impact of posting collateral in connection with our fuel hedge contracts;  the impact that our indebtedness will have on our financial and operating activities and our ability to incur additional debt; the restrictions that financial covenants in our financing agreements will have on our financial and business operations; labor issues; the ability to realize the anticipated benefits of our merger with Northwest; the integration of the Delta and Northwest workforces; interruptions or disruptions in service at one of our hub airports; our increasing dependence on technology in our operations; our ability to retain management and key employees; the ability of our credit card processors to take significant holdbacks in certain circumstances; the effects of terrorist attacks; the effects of weather, natural disasters and seasonality on our business; and competitive conditions in the airline industry.

Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the fiscal year ended Dec. 31, 2009 and our Quarterly Report on Form 10-Q for the quarterly period ended Sep. 30, 2010.  Caution should be taken not to place undue reliance on our forward-looking statements, which represent our views only as of Jan. 18, 2011, and which we have no current intention to update.

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DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Three Months Ended Dec. 31,
(in millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$5,238	$4,469	$769	17%
Regional carriers	1,430	1,310	120	9%
Total passenger revenue	6,668	5,779	889	15%
Cargo	236	253	(17)	(7)%
Other, net	885	773	112	14%
Total operating revenue	7,789	6,805	984	14%

Operating Expense:
Aircraft fuel and related taxes	1,928	1,706	222	13%
Salaries and related costs	1,708	1,687	21	1%
Contract carrier arrangements(1)	1,180	941	239	25%
Aircraft maintenance materials and outside repairs	395	284	111	39%
Contracted services	393	419	(26)	(6)%
Depreciation and amortization	372	384	(12)	(3)%
Passenger commissions and other selling expenses	364	336	28	8%
Landing fees and other rents	313	318	(5)	(2)%
Passenger service	180	161	19	12%
Aircraft rent	82	117	(35)	(30)%
Profit sharing	38	-	38	NM
Restructuring and merger-related items	108	121	(13)	(11)%
Other	434	377	57	15%
Total operating expense	7,495	6,851	644	9%

Operating Income (Loss)	294	(46)	340	NM

Other (Expense) Income:
Interest expense	(224)	(261)	37	(14)%
Amortization of debt discount, net	(46)	(66)	20	(30)%
Interest income	5	4	1	25%
Loss on extinguishment of debt	(31)	-	(31)	NM
Miscellaneous, net	23	14	9	64%
Total other expense, net	(273)	(309)	36	(12)%

Income (Loss) Before Income Taxes	21	(355)	376	NM

Income Tax (Provision) Benefit	(2)	330	(332)	NM

Net Income (Loss)	$19	$(25)	$44	NM

Basic Earnings (Loss) per Share	$0.02	$(0.03)
Diluted Earnings (Loss) per Share	$0.02	$(0.03)

Basic Weighted Average Shares Outstanding	836	830
Diluted Weighted Average Shares Outstanding	845	830

(1) Contract carrier arrangements expense includes $384 million and $249 million for the three months ended Dec. 31, 2010 and 2009, respectively, for aircraft fuel and related taxes. The operations under contract carrier arrangements with Mesaba and Compass Airlines are included only for the three months ended Dec. 31, 2010 because those companies were wholly-owned subsidiaries of Delta until Delta sold them on July 1, 2010.

DELTA AIR LINES, INC.
Consolidated Statements of Operations
(Unaudited)
	Year Ended Dec. 31,
(in millions, except per share data)	2010	2009	$ Change	% Change

Operating Revenue:
Passenger:
Mainline	$21,408	$18,522	$2,886	16%
Regional carriers	5,850	5,285	565	11%
Total passenger revenue	27,258	23,807	3,451	14%
Cargo	850	788	62	8%
Other, net	3,647	3,468	179	5%
Total operating revenue	31,755	28,063	3,692	13%

Operating Expense:
Aircraft fuel and related taxes	7,594	7,384	210	3%
Salaries and related costs	6,751	6,838	(87)	(1)%
Contract carrier arrangements(1)	4,305	3,823	482	13%
Aircraft maintenance materials and outside repairs	1,569	1,434	135	9%
Contracted services	1,549	1,595	(46)	(3)%
Depreciation and amortization	1,511	1,536	(25)	(2)%
Passenger commissions and other selling expenses	1,509	1,405	104	7%
Landing fees and other rents	1,281	1,289	(8)	(1)%
Passenger service	673	638	35	5%
Aircraft rent	387	480	(93)	(19)%
Profit sharing	313	-	313	NM
Restructuring and merger-related items	450	407	43	11%
Other	1,646	1,558	88	6%
Total operating expense	29,538	28,387	1,151	4%

Operating Income (Loss)	2,217	(324)	2,541	NM

Other (Expense) Income:
Interest expense	(1,004)	(908)	(96)	11%
Amortization of debt discount, net	(216)	(370)	154	(42)%
Interest income	35	27	8	30%
Loss on extinguishment of debt	(391)	(83)	(308)	NM
Miscellaneous, net	(33)	77	(110)	NM
Total other expense, net	(1,609)	(1,257)	(352)	28%

Income (Loss) Before Income Taxes	608	(1,581)	2,189	NM

Income Tax (Provision) Benefit	(15)	344	(359)	NM

Net Income (Loss)	$593	$(1,237)	$1,830	NM

Basic Earnings (Loss) per Share	$0.71	$(1.50)
Diluted Earnings (Loss) per Share	$0.70	$(1.50)

Basic Weighted Average Shares Outstanding	834	827
Diluted Weighted Average Shares Outstanding	843	827

(1) Contract carrier arrangements expense includes $1.3 billion and $907 million for the twelve months ended Dec. 31, 2010 and 2009, respectively, for aircraft fuel and related taxes. The operations under contract carrier arrangements with Mesaba and Compass Airlines are included only from July 1 through Dec. 31, 2010 because these companies were wholly-owned subsidiaries of Delta until Delta sold them on July 1, 2010.

DELTA AIR LINES, INC.
Selected Balance Sheet Data

	Dec. 31,	Dec. 31,
(in millions)	2010	2009
	(Unaudited)
Cash and cash equivalents	$2,892	$4,607
Short-term investments	718	71
Restricted cash, cash equivalents and short-term investments (short-term and long-term)	447	444
Total assets	43,184	43,789
Total debt and capital leases, including current maturities	15,252	17,198
Total stockholders' equity	611	245

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Three Months Ended Dec. 31,
	2010		2009		Change

Consolidated (1):
Revenue Passenger Miles (millions)	46,233		43,559		6%
Available Seat Miles (millions)	57,027		53,324		7%
Passenger Mile Yield	14.42	¢	13.27	¢	9%
Passenger Revenue per Available Seat Mile (PRASM)	11.69	¢	10.84	¢	8%
Operating Cost Per Available Seat Mile (CASM)	12.83	¢	12.52	¢	2%
CASM excluding Fuel and Certain Items(2) - See Note A	8.52	¢	8.68	¢	(2)%
Passenger Load Factor	81.1%		81.7%		(0.6)	pts
Fuel Gallons Consumed (millions)	936		902		4%
Average Price Per Fuel Gallon, Net of Hedging Activity	$ 2.47		$ 2.17		14%
Number of Aircraft in Fleet, End of Period	815		983		(168)	Aircraft
Full-Time Equivalent Employees, End of Period	79,684		81,106		(2)%

Mainline:
Revenue Passenger Miles (millions)	40,267		37,537		7%
Available Seat Miles (millions)	49,286		45,582		8%
Operating Cost Per Available Seat Mile (CASM)	11.82	¢	11.44	¢	3%
CASM excluding Fuel and Certain Items - See Note A	7.75	¢	7.80	¢	(1)%
Fuel Gallons Consumed (millions)	758		728		4%
Average Price Per Fuel Gallon, Net of Hedging Activity	$ 2.46		$ 2.17		13%
Number of Aircraft in Fleet, End of Period	722		740		(18)	Aircraft

1 Except for full-time equivalent employees and number of aircraft in fleet, data presented includes operations under our contract carrier arrangements.
2 Excludes $384 million and $249 million for the December 2010 and 2009 quarters, respectively, for fuel expense incurred under contract carrier arrangements.

DELTA AIR LINES, INC.
Combined Statistical Summary
(Unaudited)

	Year Ended Dec. 31,
	2010		2009		Change

Consolidated (1):
Revenue Passenger Miles (millions)	193,169		188,943		2%
Available Seat Miles (millions)	232,684		230,331		1%
Passenger Mile Yield	14.11	¢	12.60	¢	12%
Passenger Revenue per Available Seat Mile (PRASM)	11.71	¢	10.34	¢	13%
Operating Cost Per Available Seat Mile (CASM)	12.41	¢	12.01	¢	3%
CASM excluding Fuel and Certain Items (2) - See Note A	8.27	¢	8.28	¢	0%
Passenger Load Factor	83.0%		82.0%		1.0	pts
Fuel Gallons Consumed (millions)	3,823		3,853		(1)%
Average Price Per Fuel Gallon, Net of Hedging Activity	$ 2.33		$ 2.15		8%
Number of Aircraft in Fleet, End of Period	815		983		(168)	Aircraft
Full-Time Equivalent Employees, End of Period	79,684		81,106		(2)%

Mainline:
Revenue Passenger Miles (millions)	168,180		163,706		3%
Available Seat Miles (millions)	200,814		197,723		2%
Operating Cost Per Available Seat Mile (CASM)	11.33	¢	11.04	¢	3%
CASM excluding Fuel and Certain Items - See Note A	7.46	¢	7.40	¢	1%
Fuel Gallons Consumed (millions)	3,094		3,106		0%
Average Price Per Fuel Gallon, Net of Hedging Activity	$ 2.32		$ 2.23		4%
Number of Aircraft in Fleet, End of Period	722		740		(18)	Aircraft

1 Except for full-time equivalent employees and number of aircraft in fleet, data presented includes operations under our contract carrier arrangements.
2 Excludes $1.3 billion and $907 million for the years ended Dec. 31, 2010 and 2009, respectively, for fuel expense incurred under contract carrier arrangements.

Note A: The following tables show reconciliations of non-GAAP financial measures.  The reasons Delta uses these measures are described below.

•           We sometimes use information that is derived from our Consolidated Financial Statements, but that is not presented in accordance with accounting principles generally accepted in the U.S. (“GAAP”). Certain of this information is considered “non-GAAP financial measures” under the U.S. Securities and Exchange Commission rules.  The non-GAAP financial measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results.

•           Delta is unable to reconcile certain forward-looking projections to GAAP, including projected consolidated non-fuel cost per available seat mile (CASM) and Mainline non-fuel CASM, as the nature or amount of special items cannot be estimated at this time.

•           Delta excludes special items because management believes the exclusion of these items is helpful to investors to evaluate the company’s recurring operational performance.

•           Delta presents cash used in investing and investments in aircraft, parts and modifications because management believes these metrics are helpful to investors to evaluate the company’s investing activities.

•           Delta presents total debt payments because management believes this metric is helpful to investors to evaluate the company’s debt-related activities.

•           Delta presents free cash flow because management believes this metric is helpful to investors to evaluate the company’s ability to generate cash.

•           Delta uses adjusted total debt, including aircraft rent, in addition to long-term adjusted debt and capital leases, to present estimated financial obligations. Delta reduces adjusted total debt by cash, cash equivalents and short-term investments, resulting in adjusted net debt, to present the amount of additional assets needed to satisfy the debt.

•           Delta presents consolidated and Mainline CASM excluding fuel expense and related taxes because management believes the volatility in fuel prices impacts the comparability of year-over-year financial performance.

•           Consolidated and Mainline CASM excludes ancillary businesses not associated with the generation of a seat mile.  These businesses include aircraft maintenance and staffing services Delta provides to third parties, Delta’s vacation wholesale operations and its dedicated freighter operations, which we discontinued on Dec. 31, 2009.

•           Delta excludes profit sharing expense from consolidated and Mainline CASM because management believes the exclusion of this item provides a more meaningful comparison of the Company’s CASM to the airline industry and prior year results.

	Three Months Ended Dec. 31,		Year Ended
(in millions)	2010	2009	Dec. 31, 2010
Net income (loss)	$19	$(25)	$593
Items excluded:
Restructuring and merger-related items	108	121	450
Loss on extinguishment of debt	31	-	391
Income tax benefit related to other comprehensive income	-	(321)	-
Other	-	-	10
Net income excluding special items	$158	$(225)	$1,444
Diluted weighted average shares outstanding	845
Earnings per share excluding special items	$0.19

	Three Months Ended Dec. 31,
(in millions)	2010	2009
Non operating expense	$273	$309
Item excluded:
Loss on extinguishment of debt	(31)	-
Non-operating expense excluding special items	$242	$309

Three Months Ended
(in millions)	Dec. 31, 2010
Flight equipment, including advance payments (GAAP)	$302
Adjustments:
Payments under seller financing	(124)
Investments in aircraft, parts and modifications	$178

Three Months Ended
(in billions)	Dec. 31, 2010
Payment on long-term debt and capital lease obligations	$1.2
Adjustments:
Payments under seller financing	0.1
Total debt payments	$1.3

	Three Months Ended
	Dec. 31, 2010
(in millions)
Net cash provided by operating activities (GAAP)		$318
Net cash used in investing activities (GAAP)	(669)
Adjustments:
Purchase of short-term investments	279
Payments under seller financing	124
Cash used in investing		(266)
Total free cash flow		$52

Year Ended
Dec. 31, 2010
(in billions)
Net cash provided by operating activities (GAAP)	$2.8
Net cash used in investing activities (GAAP)	(2.0)
Adjustments:
Purchase of short-term investments	0.7
Payments under seller financing	0.1
Total free cash flow	$1.6

(in billions)	Dec. 31, 2010		Dec. 31, 2009
Debt and capital lease obligations	$15.3		$17.2
Plus: unamortized discount, net from purchase accounting and fresh start reporting	0.6		1.1
Adjusted debt and capital lease obligations		$15.9		$18.3
Plus: 7x last twelve months' aircraft rent		2.7		3.4
Adjusted total debt		18.6		21.7
Less: cash, cash equivalents and short-term investments		(3.6)		(4.7)
Adjusted net debt		$15.0		$17.0

	Three Months Ended Dec. 31,			Year Ended Dec. 31,
	2010	2009		2010	2009
CASM	13.14 ¢	12.85	¢	12.69 ¢	12.32	¢
Ancillary businesses	(0.31)	(0.33)		(0.28)	(0.31)
CASM excluding items not related to generation of a seat mile	12.83 ¢	12.52	¢	12.41 ¢	12.01	¢
Items excluded:
Restructuring and merger-related items	(0.19)	(0.23)		(0.19)	(0.18)
Profit sharing	(0.07)	-		(0.13)	-
Aircraft fuel and related taxes	(4.05)	(3.61)		(3.82)	(3.55)
CASM excluding certain items	8.52 ¢	8.68	¢	8.27 ¢	8.28	¢

	Three Months Ended Dec. 31,		Year Ended Dec. 31,
(in millions, except per cent data)	2010	2009	2010	2009
Consolidated operating expense	$7,495	$6,851	$29,538	$28,387
Less regional carriers operating expense	(1,512)	(1,460)	(6,207)	(5,807)
Mainline operating expense	$5,983	$5,391	$23,331	$22,580
Mainline CASM	12.14 ¢	11.83 ¢	11.62 ¢	11.42 ¢
Ancillary businesses	(0.32)	(0.39)	(0.29)	(0.38)
Mainline CASM excluding items not related to generation of a seat mile	11.82 ¢	11.44 ¢	11.33 ¢	11.04 ¢
Items excluded:
Restructuring and merger-related items	(0.21)	(0.26)	(0.14)	(0.20)
Profit sharing	(0.08)	-	(0.16)	-
Aircraft fuel and related taxes	(3.78)	(3.38)	(3.57)	(3.44)
Mainline CASM excluding certain items	7.75 ¢	7.80 ¢	7.46 ¢	7.40 ¢